Exhibit (a)(53)

JANUS INVESTMENT FUND

Certificate of Termination

of

Janus International Equity Fund

The undersigned, being the duly elected and qualified Secretary of Janus Investment Fund, a trust with transferable shares under the laws of Massachusetts (the “Trust”) authorized to establish one or more series or funds, which was organized pursuant to an Agreement and Declaration of Trust dated February 11, 1986 (as amended and restated March 18, 2003, and may be further amended, the “Declaration”), DOES HEREBY CERTIFY that:

Pursuant to Section 4.2 of the Declaration, at a meeting of the Trustees of the Trust duly called and held on January 26, 2017, at which a quorum was present and acting throughout, the Independent Trustees adopted resolutions approving a Plan of Liquidation and Termination for Janus International Equity Fund, a series of the Trust. Copies of applicable resolutions and the Plan of Liquidation and Termination with respect to Janus International Equity Fund approved at the Trustees’ January 26, 2017 meeting are attached to this Certificate as Exhibit A.

NOW, THEREFORE, KNOW ALL MEN BY THESE PRESENTS that Janus International Equity Fund be, and it is hereby, TERMINATED, effective on or about March 30, 2017.

IN WITNESS WHEREOF, the undersigned has hereunto set her hand on the date set opposite her signature below.

Date: March 30, 2017	/s/ Kathryn Santoro
Kathryn Santoro
Secretary

Exhibit (a)(53)

EXHIBIT A

TRUSTEE RESOLUTIONS

January 26, 2017

RESOLVED, that the Trustees of Janus Investment Fund (“JIF”) determine that liquidating and terminating Janus International Equity Fund (the “Fund”) is in the best interest of the Fund, and the Trustees approve such liquidation and termination of the Fund, as discussed at this meeting;

FURTHER RESOLVED, that the Plan of Liquidation and Termination providing for the liquidation of the assets of the Fund and the distribution of all proceeds to the Fund’s shareholders is approved in substantially the form presented in connection with this meeting;

FURTHER RESOLVED, that the Trustees authorize officers of JIF and representatives of Janus Capital Management LLC (“Janus Capital”) to file with the Securities and Exchange Commission a supplement to JIF’s registration statement to reflect the liquidation of the Fund to be effective on or about March 30, 2017, or at such other time deemed appropriate by officers of the Fund, and termination of the Fund as soon as practicable thereafter, and to send notice to shareholders of the Fund disclosing the liquidation and termination;

FURTHER RESOLVED, that the Trustees approve the waiver of any applicable contingent deferred sales charges on the redemption of Class A Shares and Class C Shares of the Fund, as discussed at this meeting;

FURTHER RESOLVED, that the Trustees approve closing the Fund for sales of shares to new investors (excluding Janus Capital) effective on or about February 3, 2017; and

FURTHER RESOLVED, that the Trustees of JIF authorize the officers of JIF and representatives of Janus Capital to perform such acts as they determine to be necessary or desirable to liquidate and terminate the Fund, including, but not limited to, amending any contracts, certificates, documents or agreements and filing a Certification of Termination and Liquidation with the State of Massachusetts for the Fund.

Exhibit (a)(53)

STATE OF COLORADO        )

                                                   ) ss.

COUNTY OF DENVER          )

BEFORE ME, the undersigned authority, on this day personally appeared Kathryn Santoro, Secretary of Janus Investment Fund, who, being by me first duly sworn, stated on her oath that the foregoing document is true and correct and that she executed the same for the purposes and consideration therein expressed in the capacity therein stated.

GIVEN UNDER MY HAND AND SEAL OF OFFICE this 30th day of March, 2017.

My Commission Expires:

    07/07/2021

/s/ Amber Sanders
Amber Sanders, Notary Public

Exhibit (a)(53)

March 30, 2017

PLAN OF LIQUIDATION AND TERMINATION

JANUS INVESTMENT FUND (the “Trust”), a Massachusetts business trust, on behalf of Janus International Equity (the “Fund”), shall proceed to a complete liquidation and termination of the Fund according to the procedures set forth in this Plan of Liquidation and Termination (the “Plan”).

1.	The Plan shall be approved by a majority of the Trustees of the Trust.

2.	This Plan shall accomplish the complete liquidation and termination of the Fund in conformity with all provisions of Massachusetts law, the Investment Company Act of 1940, as amended, and the Internal Revenue Code of 1986, as amended (the “Code”).

3.	Liquidation of the Fund shall be in accordance with Section 331 of the Code which requires a complete liquidation of the Fund’s assets to qualify as a payment in exchange for shares.

4.	Upon adoption of the Plan, the Fund will not engage in any business activities, except for the purposes of winding up its business and affairs, preserving the value of the Fund’s assets, if any, and distributing the Fund’s assets, if any, to shareholders in accordance with the provisions of the Plan, provided, however, that the Fund may continue to carry on its activities as a series of an investment company, as described in its current prospectus, with regard to existing shareholders, distribution and assets, until final distribution to shareholders. The Fund may also become a liquidating trust, or other entity, as needed to ensure its liquidation and termination. The Fund shall cause the liquidation of its assets, if any, to cash form as soon as practicable consistent with the terms of the Plan, by sale or the holding to maturity of its investments as the Trust’s officers and the Fund’s investment adviser shall determine to be advisable, and pay or provide for the payment of all outstanding obligations, taxes and other accrued or contingent liabilities. Securities may be distributed in kind in accordance with the Fund’s prospectus and statement of additional information. The Fund shall be deemed to have duly provided for payment by remitting to the Fund’s investment adviser funds for such purposes pursuant to the Fund’s existing Investment Advisory Agreement.

5.	The Trust’s officers shall arrange for the distribution of the Fund’s net assets, if any, to the shareholders of the Fund on a pro rata basis. Such distribution shall be delivered to each shareholder, or as may otherwise be directed by each of the shareholders, as soon as practicable thereafter.

6.

Following liquidation, and subject to any contrary determination by the Trustees, if the Fund receives any form of cash or is entitled to any other distributions that it had not recorded on its books on or before the liquidation, such cash or other distribution shall be donated, anonymously or in the name of the Trust, to a charitable organization that: (i) is not affiliated with Janus Capital Management LLC (“Janus Capital”) and/or any affiliated person of Janus Capital; and (iii) qualifies for tax-exempt status under Section 501(c)(3) of the Internal Revenue Code.

Exhibit (a)(53)

7.	The officers of the Trust on behalf of the Fund shall be, and hereby are, authorized by the approval of the Plan by the Trustees to perform such acts as are necessary, desirable or convenient to carry out the details of the Plan, to execute, acknowledge and deliver any and all documents necessary to distribute the net assets of the Fund and to carry out the Plan as set forth herein.

8.	The Trustees may terminate the Plan and abandon the liquidation and termination of the Fund at any time prior to the Trustees’ termination of the Fund if, in the judgment of the Trust’s Trustees, the facts and circumstances make proceeding with the Plan inadvisable.

9.	Once the actions contemplated pursuant to the Plan or as otherwise may be deemed necessary or appropriate have been completed, the Trustees authorize the liquidation and termination of the Fund without seeking shareholder approval.

10.	As soon as practicable after the final distribution of the Fund’s assets to shareholders, the officers of the Trust on behalf of the Fund shall file notice of liquidation and termination of the Fund and any other documents as are necessary to effect the liquidation and termination of the Fund in accordance with the requirements of the Trust’s Declaration of Trust, Massachusetts law, the Code, any applicable securities laws, and any rules and regulations of the U.S. Securities and Exchange Commission or any state securities commission, including, without limitation, withdrawing any qualification to conduct business in any state in which the Fund is so qualified, as well as the preparation and filing of any tax returns, including, but not limited to the Fund’s final income tax returns, Forms 966, 1096 and 1099.

11.	Any and all legal, accounting and other expenses (but not portfolio transaction costs) incurred in connection with the liquidation and termination of the Fund shall be borne by Janus Capital.

12.	This Plan shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts.